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                                                                    EXHIBIT 99.1



                  NEXAR DISCUSSES COMPANY STRATEGY AT ANNUAL
                              STOCKHOLDER MEETING


SOUTHBOROUGH, Mass., June 23, 1998 - Shareholders of Nexar Technologies Inc., (Nasdaq:NEXR) received a report on the Company's current and upcoming business development plans at Nexar's annual stockholder meeting held in Boston, Mass. yesterday. Chairman and chief executive officer, Albert J. Agbay reported that Nexar is planning to take several actions to help reduce overhead costs and to streamline its operations. These actions are expected to include:

- Subleasing its Hayward, Calif. manufacturing facility and operations
- Transitioning its production to a third party contract manufacturer
- Reducing compensation of top management by 20 percent
- Contracting with an International Procurement Office in Taiwan for sourcing of components
- Engaging Venture Partners Ltd., a management consultant and financial advisory firm to help the Company secure financing and to provide operational consultation.

Mr. Agbay told stockholders he believes these actions will enable Nexar to significantly lower production costs, improve component purchasing power to reduce its cost of goods and reduce overall operational expenses.

Also at the annual meeting, Nexar stockholders voted to limit the number of shares of common stock issuable under the Company's Series B Convertible Preferred Stock to not more than 2,001,810 shares. As a result of this vote, the holders of any unconvertible shares of Series B Convertible Preferred Stock, which converts into common stock pursuant to a formula which includes a lower-than market conversion price, will have the right to require the Company to redeem shares of such preferred stock at a price equal to $125 per share.

"It appears that our stockholders felt that long-term stockholder value would be enhanced by limiting the number of shares that could be resold into the public market," said Mr. Agbay. "I view this as a vote of confidence by our stockholders in the Company's long-term future."

Stockholders also re-elected a board member for a three year term and approved the board of directors' selection of BDO Seidman, LLP, as its independent certified auditors.

ABOUT NEXAR
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Nexar Technologies, Inc., (NASDAQ: NEXR), is a new class of PC manufacturer that offers the industry's first "fixture-ready" personal computer systems. Providing unparalleled support for new and emerging technologies, Nexar XPA(TM) (Cross Processor Architecture) PCs enable consumer and business users to reduce ownership costs, protect their technology investments and extend the lifecycle of their PC. Headquartered in Southborough, Mass., Nexar sells its custom configured systems through national and regional value-added resellers, distributors and systems integrators including Computer City, Bull HN Information Systems and GTSI.


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Statements in this release which express the beliefs and expectations of the
Company regarding its future results or performance are forward-looking statements that involve a number of risks and uncertainties. The Company's actual results could differ significantly form the results discussed in such forward-looking statements. Factors that could cause or contribute to such differences include those discussed in the Company's SEC filings, including its Form 10-K, filed March 30, 1998, and its Form 10-Q filed on May 14, 1998, which factors include, among others, (a) the uncertainty of the availability of additional capital to fund the Company's operations, (b) dependence on substantial customers, (c) uncertainty of market acceptance of the Company's products, (d) dependence on third party resellers and distributors, (e) intense competition, (f) risks associated with international expansion, (g) risks associated with rapid growth, and (h) reliance on suppliers. The company undertakes no obligation to update any such forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Nexar news releases are available through Nexar's web site at www.nexarpc.com


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For more information, contact:
Craig Conrad                                  Sara Buda/Tim Hurley
Nexar Technologies, Inc.                      Copithorne & Bellows
508/485-7900 ext. 233                         617/450-4300